UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2008
NEWPORT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-01649 (Commission File Number)	94-0849175 (IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)
(949) 863-3144
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On April 1, 2008, Newport Corporation (the “Registrant”) entered into Severance Compensation Agreements with (i) Robert J. Phillippy, President and Chief Executive Officer; (ii) Charles F. Cargile, Senior Vice President, Chief Financial Officer and Treasurer; (iii) each of the Registrant’s other named executive officers; and (iv) certain other officers of the Registrant. Such agreements provide for certain payments and benefits in the event of termination of the officer’s employment under certain circumstances. All of such Severance Compensation Agreements replace and supersede any and all prior severance compensation or change in control agreements between the Registrant and such officers.
     Pursuant to the terms of each Severance Compensation Agreement, in the event that the officer’s employment is terminated within two years of a “change in control” of the Registrant (as defined in the agreement), unless such termination results from his death, disability or retirement, or his resignation for reasons other than “good reason” (as defined in the agreement), or constitutes a termination by the Registrant for “cause” (as defined in the agreement), he will be entitled to receive:
(i)	a lump-sum cash payment equal to his highest biweekly base salary in effect during the 12-month period immediately preceding his termination date multiplied by 26 (multiplied by 52 in the case of Mr. Phillippy), subject to applicable tax withholding;

(ii)	a lump-sum cash payment equal to his incentive compensation payable under any incentive, bonus or similar plan of the Registrant in effect for the year during which his termination date occurs, calculated based on 100% satisfaction of all applicable performance goals established under such plan (two times such incentive amount in the case of Mr. Phillippy), subject to applicable tax withholding;

(iii)	continuation of benefits under the Registrant’s medical, dental and vision plans, and long-term disability insurance for twenty-four months;

(iv)	automatic vesting of all unvested stock options held by the officer, such automatic vesting to be calculated based on 100% satisfaction of any applicable performance goals, and, unless otherwise specified by the officer, payment of an amount equal to the difference between the exercise price and fair market price (calculated as set forth in the agreement) of the shares of common stock subject to all vested and unvested stock options held by him, subject to applicable tax withholding;

(v)	automatic vesting of all unvested restricted stock, restricted stock units and stock appreciation rights held by the officer, such automatic vesting to be calculated based on 100% satisfaction of any applicable performance goals, and settlement thereof by delivery of shares of common stock to the officer, subject to applicable tax withholding; and

(vi)	certain other benefits, including payment of an amount sufficient to offset any excess “parachute payment” excise tax payable by the officer pursuant to the provisions of the Internal Revenue Code, and/or any comparable provision of state or foreign law.
     In addition, the Severance Compensation Agreement between the Registrant and each of Mr. Phillippy and Mr. Cargile provides that, in the event that the Registrant terminates the officer’s employment other than for cause at any time during the term of the agreement in absence of a change in control of the Registrant, he will be entitled to receive: (i) a lump-sum cash payment equal to his highest biweekly base salary in effect during the 12-month period immediately preceding his termination date multiplied by 26; (ii) a lump-sum cash payment equal to his incentive compensation payable under any incentive, bonus or similar plan of the Registrant in effect for the year during which his termination date occurs, calculated based on 100% satisfaction of all performance goals, and (iii) continuation of benefits under the Registrant’s medical, dental and vision plans, and long-term disability insurance for twelve months.

     None of the Severance Compensation Agreements between the Registrant and any officer other than Mr. Phillippy and Mr. Cargile provides for benefits in the event of termination of such officer’s employment by the Registrant in absence of a change in control.
     The foregoing description of the Severance Compensation Agreements does not purport to be complete and is qualified in its entirety by reference to (i) the Severance Compensation Agreement between the Registrant and Mr. Phillippy, (ii) the Severance Compensation Agreement between the Registrant and Mr. Cargile, and (iii) the form of Severance Compensation Agreement between the Registrant and each of the Registrant’s other named executive officers and certain other officers, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.
Item 9.01 – Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Severance Compensation Agreement dated April 1, 2008 between the Registrant and Robert J. Phillippy, President and Chief Executive Officer.

10.2	Severance Compensation Agreement dated April 1, 2008 between the Registrant and Charles F. Cargile, Senior Vice President, Chief Financial Officer and Treasurer.

10.3	Form of Severance Compensation Agreement between the Registrant and certain of its executive and other officers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPORT CORPORATION
Date: April 7, 2008	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit
Number	Description

10.1	Severance Compensation Agreement dated April 1, 2008 between the Registrant and Robert J. Phillippy, President and Chief Executive Officer.

10.2	Severance Compensation Agreement dated April 1, 2008 between the Registrant and Charles F. Cargile, Senior Vice President, Chief Financial Officer and Treasurer.

10.3	Form of Severance Compensation Agreement between the Registrant and certain of its executive and other officers.